                                                                  Exhibit G. III


                   AMENDED AND RESTATED DELEGATION AGREEMENT
                   -----------------------------------------

     AGREEMENT, dated as of ________ __, 2001 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Delegate"), and WILLIAM BLAIR FUNDS, a Delaware business trust (the "Fund").

     WHEREAS, Delegate currently acts as Delegate to the Fund pursuant to a Delegation Agreement (the "Old Agreement") between the Delegate and the Fund dated as of October 29, 1997; and

     WHEREAS, in connection with the issuance of Rule 17f-7 and amendments to Rule 17f-5, each under the Investment Company Act of 1940, as amended (the "1940 Act") Delegate and Fund desire to amend and restate the Old Agreement in accordance with the terms hereof; and

     WHEREAS, pursuant to the provisions of Rule 17f-5 under the 1940 Act, and subject to the terms and conditions set forth herein, the Fund desires to continue to delegate to the Delegate certain responsibilities concerning Foreign Assets (as defined below), and the Delegate hereby agrees to retain such delegation, but only in accordance with the terms described herein; and

     WHEREAS, pursuant to the provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions set forth herein, the Fund desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.   Definitions
     -----------

     Capitalized terms in this Agreement have the following meanings:

     a.   Authorized Representative
          -------------------------

     Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

     b.   Board
          -----

     Board means the Board of Directors (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of Fund.

     c.   Country Risk
          ------------

     Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's financial infrastructure

(including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

     d.   Eligible Foreign Custodian
          --------------------------

     Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and it is understood that such term includes foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5(a)(7)).

     e.   Eligible Securities Depository
          ------------------------------

     Eligible Securities Depository has the meaning set forth in Rule 17f-
7(b)(1).

     f.   Foreign Assets
          --------------

     Foreign Assets has the meaning set forth in Rule 17f-5(a)(2)

     g.   Foreign Custody Manager
          -----------------------

     Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

     h.   Monitor
          -------

     Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision, determination or analysis previously made.

2.   Representations
     ---------------

     a.   Delegate's Representations
          --------------------------

     Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

     b.   Fund's Representations
          ----------------------

     Fund represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities described in this Agreement. Fund further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

3.   Jurisdictions and Depositories Covered
     --------------------------------------

     a.   Initial Jurisdictions and Depositories
          --------------------------------------

     The authority delegated by this Agreement in connection with Rule 17f-5 applies only with respect to Foreign Assets held in the jurisdictions listed in Appendix A1. Delegate's
-----------
responsibilities under this Agreement in connection with Rule 17f-7 apply only with respect to the Eligible Securities Depositories listed in Appendix A2. Upon
                                                               -----------
the creation of a new Eligible Securities Depository in any of the jurisdictions listed in Appendix A1 at the time of such creation, such Eligible Securities
          -----------
Depository will automatically be deemed to be listed in Appendix A2 and will be
                                                        -----------
covered by the terms of this Agreement.

     b.   Added Jurisdictions and Depositories
          ------------------------------------

     Jurisdictions and related Eligible Securities Depositories may be added to Appendix A1 and Appendix A2, respectively, by written agreement in the form of
-----------     -----------
Appendix B.  Delegate's responsibility and authority with respect to any
----------
jurisdiction or Eligible Securities Depository, respectively, so added will commence at the later of (i) the time that Delegate's Authorized Representative and Fund's Authorized Representative have both executed a copy of Appendix B
                                                                  ----------
listing such jurisdiction and/or Eligible Securities Depository, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed Appendix B.
         ----------

     c.   Withdrawn Jurisdictions
          -----------------------

     Fund may withdraw its (i) delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Eligible Securities Depository, upon written notice to Delegate. Delegate may withdraw its (i) acceptance of delegation with respect to any jurisdiction or (ii) retention with respect to any Eligible Securities Depository, upon written notice to Fund. Ten days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Eligible Securities Depository as to which delegation is withdrawn.

4.   Delegation of Authority to Act as Foreign Custody Manager
     ---------------------------------------------------------

     a.   Selection of Eligible Foreign Custodians
          ----------------------------------------

     Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization and direction with regard to Eligible Securities Depositories.

     b.   Contracts With Eligible Foreign Custodians
          ------------------------------------------

     Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5.   Monitoring of Eligible Foreign Custodians and Contracts
     -------------------------------------------------------

     In each case in which Delegate has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of such contract.

6.   Eligible Securities Depositories
     --------------------------------

     In accordance with the requirements of Rule 17f-7, Delegate shall, by no later than July 2, 2001, provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with each Eligible Securities Depository listed on Appendix A2 hereto.
                                         -----------

     In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Eligible Securities Depository listed on Appendix A2 hereto on a continuing basis, and
                                -----------
shall promptly notify the Fund or its investment adviser of any material change in such risks.

7.   Guidelines and Procedures for the Exercise of Delegated Authority
     -----------------------------------------------------------------

     a.   Investment Adviser's Conclusive Determination Regarding Country Risk
          --------------------------------------------------------------------

     In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Fund's investment adviser, pursuant to authority delegated by Board has considered, and pursuant to its fiduciary duties to Fund and Fund's shareholders, determined that such Country Risk, as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies, is reasonable. In exercising its delegated authority under this Agreement, Delegate may also assume that Fund's investment adviser, pursuant to authority delegated by Board, has, and will continue to, Monitor such Country Risk to the extent Fund's investment adviser deems necessary or appropriate.

     Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

     b.   Selection of Eligible Foreign Custodians
          ----------------------------------------

     In exercising the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation;

          i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

          ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

          iii. The Eligible Foreign Custodian's general reputation and standing;

          iv. Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;

          v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this Agreement; and
                            ----------

     c.   Evaluation of Written Contracts
          -------------------------------

     In exercising the authority delegated under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

     d.   Monitoring of Eligible Foreign Custodians
          -----------------------------------------

     In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund's foreign custody arrangements, Delegate shall consider any factors and criteria set forth in Appendix D to this Agreement. If, as a result
                                  ----------
of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Foreign Assets.

8.   Standard of Care
     ----------------

     In exercising the authority delegated under this Agreement with regard to its duties under Rule 17f-5, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act would exercise.

     In carrying out its responsibilities under this Agreement with regard to its duties under Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence.

9.   Reporting Requirements
     ----------------------

     Delegate agrees to provide written reports notifying Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in Fund's arrangements with such Eligible Foreign Custodians. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

10.  Provision of Information Regarding Country Risk
     -----------------------------------------------

     With respect to the jurisdictions listed in Appendix A1, or added thereto
                                                 -----------
pursuant to Article 3, Delegate agrees to provide annually to the Board and the Fund's investment adviser, such information relating to Country Risk, if available, as is specified in Appendix E to this Agreement. Delegate also
                              ----------
agrees to provide Fund's investment adviser with access to Eyes to the World, a service available through the Delegate's Web site at www.ictco.com, containing
                                                     -------------
information relating to Country Risk. Such information relating to Country Risk shall be updated from time to time as the Delegate deems necessary.

11.  Limitation of Liability.
     -----------------------

     a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

          i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

          ii. Any information which the Delegate provides or does not provide under Section 10 hereof;

          iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

     b. Notwithstanding anything to the contrary in this Agreement, in no event shall the Delegate or the Indemnified Parties be liable to the Fund or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

12.  Effectiveness and Termination of Agreement
     ------------------------------------------

     This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.

13.  Authorized Representatives and Notices
     --------------------------------------

     The respective Authorized Representatives of Fund and Delegate, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix F. Any Authorized Representative of
                                  ----------
a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.  Governing Law
     -------------

     This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law. In the event that there is a conflict between this Agreement and the Custodian Agreement between the parties, the terms of this Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                                 INVESTORS BANK & TRUST COMPANY

                                                 By:____________________________
                                                    Name:
                                                    Title:

                                                 WILLIAM BLAIR FUNDS

                                                 By:____________________________
                                                    Name:
                                                    Title:

List of Appendices
------------------


        A1 - Jurisdictions Covered

        A2 - Securities Depositories Covered

        B - Additional Jurisdictions/Securities Depositories Covered

        C - Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

        D - Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

        E - Information Regarding Country Risk

        F - Authorized Representatives

                                  APPENDIX A1
                                  -----------
                             Jurisdictions Covered
                             ---------------------

                [delete those countries which are not delegated]

                 Argentina                  Kenya
                 Austria                    Korea
                 Australia                  Latvia
                 Bahrain                    Lebanon
                 Bangladesh                 Lithuania
                 Belgium                    Luxembourg
                 Bermuda                    Malaysia
                 Bolivia                    Mauritius
                 Botswana                   Mexico
                 Brazil                     Morocco
                 Bulgaria                   Namibia
                 Canada                     Netherlands
                 Chile                      New Zealand
                 China                      Norway
                 Clearstream (Cedel)        Oman
                 Colombia                   Pakistan
                 Costa Rica                 Panama
                 Croatia                    Papau New
                                            Guinea
                 Cyprus                     Peru
                 Czech Republic             Philippines
                 Denmark                    Poland
                 Ecuador                    Portugal
                 Egypt                      Romania
                 Estonia                    Russia
                 Euroclear                  Singapore
                 Finland                    Slovak Republic
                 France                     Slovenia
                 Germany                    South Africa
                 Ghana                      Spain
                 Greece                     Sri Lanka
                 Hong Kong                  Swaziland
                 Hungary                    Sweden
                 Iceland                    Switzerland
                 India                      Taiwan
                 Indonesia                  Thailand
                 Ireland                    Turkey
                 Israel                     Ukraine
                 Italy                      United Kingdom
                 Ivory Coast                Uruguay
                 Japan                      Venezuela

                                     A1-1

                 Jordan                     Zambia
                 Kazakhstan                 Zimbabwe

                                     A1-2

                                  APPENDIX A2
                                  -----------

                   Eligible Securities Depositories Covered
                   ----------------------------------------

----------------------------------------------------------------------------------------------------
Argentina            CDV                              Philippines          PCD
                     CRYL                                                  RoSS

----------------------------------------------------------------------------------------------------
Australia            Austraclear Ltd.                 Poland               CRBS
                     CHESS                                                 NDS
                     RITS

----------------------------------------------------------------------------------------------------
Austria              OeKB AG                          Portugal             Central de Valores
                                                                           Mobiliarios

----------------------------------------------------------------------------------------------------
Bahrain              None                             Romania              NBR
                                                                           SNCDD
                                                                           Stock Exchange Registry,
                                                                           Clearing & Settlement

----------------------------------------------------------------------------------------------------
Bangladesh           None                             Russia               DCC
                                                                           NDC
                                                                           VTB

----------------------------------------------------------------------------------------------------
Belgium              BKB                              Singapore            CDP
                     CIK                                                   MAS

----------------------------------------------------------------------------------------------------
Bermuda              None                             Slovak Republic      NBS
                                                                           SCP

----------------------------------------------------------------------------------------------------
Botswana             None                             Slovenia             KDD

----------------------------------------------------------------------------------------------------
Brazil               CBLC                             South Africa         STRATE
                     CETIP                                                 The Central Depository
                     SELIC                                                 (Pty) Ltd.

----------------------------------------------------------------------------------------------------
Bulgaria             The Bulgarian National Bank      Spain                Banco de Espana
                     The Central Depository                                SCLV

----------------------------------------------------------------------------------------------------
Canada               Bank of Canada                   Sri Lanka            CDS
                     CDS

----------------------------------------------------------------------------------------------------
Chile                DCV                              Sweden               VPC AB

----------------------------------------------------------------------------------------------------

                                     A2-1

--------------------------------------------------------------------------------
China             SSCC                   Switzerland    SIS SegaIntersettle AG
                  SSCCRC

--------------------------------------------------------------------------------
Clearstream                              Taiwan         TSCD

--------------------------------------------------------------------------------
Colombia          DCV                    Thailand       TSD
                  DECEVAL

--------------------------------------------------------------------------------
Costa Rica        CEVAL                  Turkey         CBT
                                                        Takasbank

--------------------------------------------------------------------------------
Croatia           CNB                    Ukraine        Depository of the
                  Ministry of Finance                   National Bank of Ukraine
                  SDA                                   MFS Depository

--------------------------------------------------------------------------------
Czech Republic    SCP                    Uruguay        None
                  TKD

--------------------------------------------------------------------------------
Denmark           VP                     United Kingdom CMO
                                                        CREST

--------------------------------------------------------------------------------
Ecuador           DECEVALE, S.A          Venezuela      BCV
                                                        CVV

--------------------------------------------------------------------------------
Egypt             Misr for Clearing,     Zambia         Bank of Zambia
                  Settlement & Dep.                     LuSE CSD

--------------------------------------------------------------------------------
Estonia           ECDSL                  Zimbabwe       None

--------------------------------------------------------------------------------
Euroclear

--------------------------------------------------------------------------------
Finland           APK

--------------------------------------------------------------------------------
France            Sicovam SA

--------------------------------------------------------------------------------
Germany           Clearstream

--------------------------------------------------------------------------------
Ghana             None

--------------------------------------------------------------------------------
Greece            Bank of Greece
                  CSD

--------------------------------------------------------------------------------
Hong Kong         CCASS
                  CMU

--------------------------------------------------------------------------------
Hungary           Keler Ltd.

--------------------------------------------------------------------------------

                                     A2-2

--------------------------------------------------------------------------------
India                CDSL
                     NSDL

--------------------------------------------------------------------------------
Indonesia            Bank Indonesia
                     PT.KSEI

--------------------------------------------------------------------------------
Ireland              CREST
                     Gilt Settlement Office

--------------------------------------------------------------------------------
Israel               TASE Clearing House Ltd.

--------------------------------------------------------------------------------
Italy                Banca d-Italia
                     Monte Titoli

--------------------------------------------------------------------------------
Ivory Coast*         Depositaire Central/Banque de
                     Reglement

--------------------------------------------------------------------------------
Japan                Bank of Japan
                     JASDEC

--------------------------------------------------------------------------------
Jordan               SDC

--------------------------------------------------------------------------------
Kazakhstan           Kazakhstan Central Securities
                     Depository

--------------------------------------------------------------------------------
Kenya                Central Bank of Kenya Central
                     Depository

--------------------------------------------------------------------------------
Korea                KSD

--------------------------------------------------------------------------------
Latvia               Bank of Latvia
                     LCD

--------------------------------------------------------------------------------
Lebanon              Banque de Liban
                     MIDCLEAR

--------------------------------------------------------------------------------
Lithuania            CSDL

--------------------------------------------------------------------------------
Luxembourg           Clearstream

--------------------------------------------------------------------------------
Malaysia             BNM (SSTS)
                     MCD

--------------------------------------------------------------------------------
Mauritius            CDS

--------------------------------------------------------------------------------
Mexico               S.D. Indeval

--------------------------------------------------------------------------------

                                     A2-3

--------------------------------------------------------------------------------
Morocco              Maroclear S.A.

--------------------------------------------------------------------------------
Netherlands          NECIGEF

--------------------------------------------------------------------------------
New Zealand          New Zealand Central
                     Securities Depository

--------------------------------------------------------------------------------
Norway               VPS

--------------------------------------------------------------------------------
Oman                 MDSRC

--------------------------------------------------------------------------------
Pakistan             Central Depository Co. of
                     Pakistan Limited
                     State Bank of Pakistan

--------------------------------------------------------------------------------
Peru                 CAVALI

--------------------------------------------------------------------------------

      * Benin, Burkina-Faso, Guinea Bissau, Mali, Nigeria, Senegal, and Togo are available through the Ivory Coast

                                     A2-4

                                  APPENDIX B
                                  ----------

                       Additional Jurisdictions Covered
                       --------------------------------

     Pursuant to Article 3 of this Agreement, Delegate and Fund agree that the following jurisdictions shall be added to Appendix A1:



                  [insert additional countries/depositories]


INVESTORS BANK & TRUST COMPANY


By:_____________________________
   Name:
   Title:

WILLIAM BLAIR FUNDS


By:_____________________________
   Name:
   Title:

Date:___________________________

                                  APPENDIX C
                                  ----------

                 Additional Factors and Criteria To Be Applied
                in the Selection of Eligible Foreign Custodians
               That Are Banking Institutions or Trust Companies
               ------------------------------------------------

     In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):

     _________ None

     _________ Other (list below):

                                  APPENDIX D
                                  ----------

                      Factors and Criteria To Be Applied
               in the Establishing Systems For the Monitoring of
                  Foreign Custody Arrangements and Contracts
                  ------------------------------------------

     In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:

     1.   Operating performance

     2.   Established practices and procedures

     3.   Relationship with market regulators

     4.   Contingency planning

                                  APPENDIX E
                                  ----------

                      Information Regarding Country Risk
                      ----------------------------------

     To aid Fund's investment adviser in its determinations regarding Country Risk, Delegate will furnish Fund's investment adviser annually with respect to the jurisdictions specified in Article 3, the following information:

1.   Copy of Addenda or Side Letters to Subcustodian Agreements

2.   Legal Opinion, if available, with regard to:

     (a)  Access to books and records by the Fund's accountants

     (b)  Ability to recover assets in the event of bankruptcy of a custodian

     (c)  Ability to recover assets in the event of a loss

     (d)  Likelihood of expropriation or nationalization, if available

     (e)  Ability to repatriate or convert cash or cash equivalents

3.   Audit Report

4.   Copy of Balance Sheet from Annual Report

5.   Country Profile Matrix containing market practice for:

     (a)  Delivery versus payment

     (b)  Settlement method

     (c)  Currency restrictions

     (d)  Buy-in practice

     (e)  Foreign ownership limits

     (f)  Unique market arrangements

                                  APPENDIX F
                                  ----------

                          Authorized Representatives
                          --------------------------


The names and addresses of each party's authorized representatives are set forth below:

     A.   Fund

     With a copy to:


     B.   Delegate

          Investors Bank & Trust Company
          200 Clarendon Street
          P.O. Box 9130
          Boston, MA 02117-9130
          Attention:  _______________, Director, Client Management
          Fax: (617) 330-6033

     With a copy to:

          Investors Bank & Trust Company
          200 Clarendon Street
          P.O. Box 9130
          Boston, MA 02117-9130
          Attention: Andrew S. Josef, Assistant General Counsel"
          Fax: (617) 946-1929

                                      F-1